EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                         APPLIED GENETIC VENTURES, INC.

                                    * * * * *

     FIRST.  The name of the corporation is APPLIED GENETIC VENTURES, INC.

     SECOND. Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

     THIRD. The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

        To engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

     FOURTH. The amount of the total authorized capital stock of the corporation is One Hundred Thousand Dollars ($100,000.00) consisting of one hundred million (100,000,000) shares of Common Stock of the par value of One Mil ($.001) each.

     FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

     The names and post-office addresses of the first board of directors, which shall be three (3) in number, are as follows:

        NAME                                         POST-OFFICE ADDRESS
        ----                                         -------------------
HERBERT E. MUSHKAT                                45 Brixton Road South
                                                  West Hempstead, NY
CHARLES KAHN                                      966 East 13th Street
                                                  Brooklyn, NY
IRVING MALZMAN                                    5502 15th Avenue
                                                  Brooklyn, NY

     SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

     SEVENTH. The name and post-office address of each of the incorporators signing the articles of incorporation are as follows:

        NAME                                         POST-OFFICE ADDRESS
        ----                                         -------------------
VICKI MATSIL                                      1633 Broadway
                                                  New York, NY 10019
VINCENT R. SMITH                                  1633 Broadway
                                                  New York, NY 10019
YVETTE GERENA                                     1633 Broadway
                                                  New York, NY 10019

     EIGHTH.  The corporation is to have perpetual existence.

     NINTH. In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     Subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by-laws of the corporation.

     To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

     By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

     When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

     TENTH. Meetings of stockholders may be held outside the State of Nevada, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     TWELFTH: At all elections of directors of the corporation each holder of stock possession voting power is entitled to as many votes as equal the number of his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for or any two or more of them, as he may see fit.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 31st day of October, 1984.



                                                  /s/Vicki Matsil
                                                  -----------------------------
                                                  Vicki Matsil


                                                  /s/Vincent R. Smith
                                                  -----------------------------
                                                  Vincent R. Smith


                                                  /s/ Yvette Gerena
                                                  -----------------------------
                                                  Yvette Gerena

STATE OF NEW YORK   )
                    )  SS:
COUNTY OF NEW YORK  )

     On this 31st day of October, 1984, before me, a Notary Public, personally appeared VICKI MATSIL, VINCENT R. SMITH and YVETTE GERENA, who severally acknowledged that they executed the above instrument.

                                                  /s/
                                                  ------------------------------
                                                          Notary Public

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                         APPLIED GENETIC VENTURES, INC.


     APPLIED GENETIC VENTURES, INC. ("Company"), a Nevada corporation, by its President and Secretary does hereby certify:

     The Directors of the corporation at a meeting duly held on October 15, 1985, pursuant to shareholder action taken October 10, 1985, passed a resolution declaring that the following changes and amendments to the Company's Articles of Incorporation are advisable:

     That ARTICLE FOURTH of the Company's Articles of Incorporation may be amended to read as follows:

     The amount of the total authorized capital stock of the corporation is Three Hundred Thousand Dollars ($300,000.00) consisting of three hundred million (300,000,000) shares of common stock of the par value of One Mil ($.001) each."

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its President and its Secretary on October 15, 1985.

                                                  APPLIED GENETIC VENTURES, INC.
                                                  a Nevada corporation


                                               By /s/Larry Curtis Ward
                                                  ------------------------------
                                                  Larry Curtis Ward, President

ATTEST:

/s/Irving Malzman
-------------------------
Irving Malzman, Secretary

STATE OF __________ )
                    )  ss.
COUNTY OF           )


     On this 30th day of October, 1985, before me, a Notary Public, personally appeared Larry Curtis Ward, who acknowledged that he is the President of Applied Genetic Ventures, Inc. and that he executed the above instrument in such capacity on behalf of Applied Genetic Ventures, Inc.


                                                  /s/
                                                  ------------------------------
                                                  Notary Public


     On this 30th day of October, 1985, before me, a Notary Public, personally appeared Irving Malzman, who acknowledged that he is the Secretary of Applied Genetic Ventures, Inc. and that he executed the above instrument in such capacity on behalf of Applied Genetic Ventures, Inc.


                                                  /s/
                                                  ------------------------------
                                                  Notary Public


SEAL

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            (After Issuance of Stock)


                         APPLIED GENETIC VENTURES, INC.
            ---------------------------------------------------------
                               Name of Corporation

We the undersigned                  Steven Walker                     and
                   -------------------------------------------------
                           President or Vice President
         Katherine Walker          of     Applied Genetic Ventures, Inc.
-----------------------------------   -------------------------------------
 Secretary or Assistant Secretary              Name of Corporation

     do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 12th day of February , 1992, adopted a resolution to amend the original articles as follows:

     Article ___ is hereby amended to read as follows:

     The name is hereby amended to read American General Ventures, Inc. instead of Applied Genetic Ventures, Inc.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 390 million that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                /s/Steven Walker
                                                ------------------------------
                                                President or Vice President


                                                /s/Katherine Walker
                                                ------------------------------
                                                Secretary or Assistant Secretary

State of      COLORADO         )
         ----------------------
                               )  SS.
County of         EL PASO      )
          ---------------------

     On 3/17/92, personally appeared before me, a Notary Public,
    Steven Walker and Katherine Walker,          who acknowledged that they
-----------------------------------------------
Names of Persons Appearing and Signing Document executed the above instrument.

                                                /s/ Carolyn R. McClain
                                                ------------------------------
                                                Signature of Notary

          (NOTARY STAMP OR SEAL)

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            (After Issuance of Stock)


                         APPLIED GENETIC VENTURES, INC.
            ---------------------------------------------------------
                               Name of Corporation

We the undersigned                  Steven Walker                     and
                   -------------------------------------------------
                           President or Vice President
         Katherine Walker          of     Applied Genetic Ventures, Inc.
-----------------------------------   -------------------------------------
 Secretary or Assistant Secretary              Name of Corporation

     do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 24th day of December, 1985, adopted a resolution to amend the original articles as follows:

     Article III is hereby amended to read as follows:

         The authorized common shares of the company stock is increased from 300,000,000 to 500,000,000 shares.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 200 Mil.; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                /s/Steven Walker
                                                ------------------------------
                                                President or Vice President
                                                Steven Walker


                                                /s/Katherine Walker
                                                ------------------------------
                                                Secretary or Assistant Secretary
                                                Katherine Walker

State of      COLORADO         )
         ----------------------
                               )  SS.
County of         EL PASO      )
          ---------------------

     On April 29, 1992, personally appeared before me, a Notary Public,
        --------------
Steven H. Walker and Katherine Walker              ,  who acknowledged that they
---------------------------------------------------
Names of Persons Appearing and Signing Document

executed the above instrument.

                                                /s/
                                                ------------------------------
                                                Signature of Notary

          (NOTARY STAMP OR SEAL)

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            (After Issuance of Stock)


                         APPLIED GENETIC VENTURES, INC.
            ---------------------------------------------------------
                               Name of Corporation

We the undersigned                  Steven Walker                     and
                   -------------------------------------------------
                           President or Vice President
         Katherine Walker          of     Applied Genetic Ventures, Inc.
-----------------------------------   -------------------------------------
 Secretary or Assistant Secretary              Name of Corporation

     do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 21st day of July, 1988, adopted a resolution to amend the original articles as follows:

     Article III is hereby amended to read as follows:

     The authorized common shares of the company stock is increased from 500,000,000 to 900,000,000 shares.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 200 Mil.; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                /s/Steven Walker
                                                ------------------------------
                                                President or Vice President
                                                Steven Walker


                                                /s/Katherine Walker
                                                ------------------------------
                                                Secretary or Assistant Secretary
                                                Katherine Walker

State of      COLORADO         )
         ----------------------
                               )  SS.
County of         EL PASO      )
          ---------------------

     On April 29, 1992, personally appeared before me, a Notary Public,
        --------------
Steven H. Walker and Katherine Walker              ,  who acknowledged that they
---------------------------------------------------
Names of Persons Appearing and Signing Document

executed the above instrument.

                                                /s/
                                                ------------------------------
                                                Signature of Notary

          (NOTARY STAMP OR SEAL)

State of Nevada                              Telephone 702.687.5203
Office of the Secretary of State             Fax 702.687.3471
101 N. Carson St., Ste. 3                    Website http://sos.state.nv.us
Carson City, Nevada 89701-4786               Filing Fee:

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR PROFIT NEVADA CORPORATIONS
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                              - REMIT IN DUPLICATE-


1.   Name of corporation:     American General Ventures, Inc., now Nucleus, Inc.
                              --------------------------------------------------
--------------------------------------------------------------------------------
2. The articles have been amended as follows (provide article numbers, if available):
                   The name has been changed to Nucleus, Inc.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ___________.<F1>

4.   Signatures:

/s/Steven H. Walker                        /s/
------------------------------------       -------------------------------------
PRESIDENT OR VICE PRESIDENT                SECRETARY OR ASST. SECRETARY
(acknowledgment required)                  (acknowledgment not required)

State of: Colorado Springs
          -------------------------
County of:  El Paso
          -------------------------
This instrument was acknowledged before me on
November 5 , 1998, by
-------- --    --
Steven H. Walker (Name of Person)
-----------------
as President
   --------------------------------
as designated to sign this certificate
of Nucleus, Inc.
   --------------------------------
  (name on behalf of whom instrument was executed)
/s/
-----------------------------------
      Notary Public Signature

<F1>
If any proposed amendment would alter or change any preference or any relative or other right given to any class of series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class of series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

                               ARTICLES OF MERGER

                                       OF

                           NUCLEUS HOLDING CORPORATION

                                      INTO

                                  NUCLEUS, INC.

FIRST: The name of the surviving entity is Nucleus, Inc. and the place of its organization is the jurisdiction of Nevada. The name and place of organization of the entity being merged into the surviving entity is: Nucleus Holding Corporation, organized in the jurisdiction of Illinois, the laws of which permits this merger.

SECOND: A plan of merger was adopted by each entity that is a party to this merger.

THIRD: The plan of merger was submitted to the owners by Nucleus, Inc. the entity of directors thereof pursuant to Chapter 78 of the Nevada Revised Statutes.

FOURTH: The designation, percentage of total vote or number of votes entitled to be cast and the total number of votes or percentage of owner's interests cast for and against the plan, by each class of owner's interests of Nucleus, Inc. entitled to vote separately on the plan is as follows:

DESIGNATION                                      VOTES ENTITLED TO BE CAST
-----------                                      -------------------------

Common Stock                                            1,129,827

-------------------------------------------------------------------------------
Votes Or Percentage Of                           Votes Or Percentage Of
Owner's Interest For:  625,472                   Owner's Interest Against:  500

FIFTH: The number of votes or percentage of owner's interests cast for the plan by the owners of each class of interest of Nucleus, Inc. was sufficient for approval by the owners of that class.

SIXTH: The plan of merger was submitted to the owners by Nucleus Holding Corporation pursuant to the Business Corporation Act of Illinois.

SEVENTH: The designation, percentage of total vote or number of votes entitled to be cast and the total number of votes or percentage of owner's interests cast for and against the plan, by each class of owner's interests of Nucleus Holding Corporation entitled to vote separately on the plan is as follows:

DESIGNATION                                      VOTES ENTITLED TO BE CAST
-----------                                      -------------------------

Common Stock                                                1,000

-----------------------------------------------------------------------------
Votes Or Percentage Of                           Votes Or Percentage Of
Owner's Interest For:  1,000                     Owner's Interest Against: 0

EIGHTH: The number of votes or percentage of owner's interests cast for the plan by the owners of each class of interests of Nucleus Holding Corporation was sufficient for approval by the owners of that class.

NINTH: The complete executed plan of merger is on file at the place of business of Nucleus, Inc. located at 150 North Michigan Avenue, Suite 3610, Chicago, Illinois 60601 and a copy of the plan will be furnished by Nucleus, Inc., on request and without cost to any owner of any entity which is a party to this merger.

TENTH: All entities party to this merger have complied with the laws of their respective jurisdiction of organization concerning this merger.

                                                 NUCLEUS, INC.


                                                 /s/ John C. Paulsen
                                                 -----------------------------
                                                 John C. Paulsen (President)


                                                 /s/ J. Theodore Hartley
                                                 ------------------------------
                                                 J. Theodore Hartley (Secretary)

State of Illinois          )
                           )
County of Cook             )

         On 4/29/99, personally appeared before me, a Notary Public John C. Paulsen, who acknowledged that they executed the above instrument.

/s/ JoAnn Gibson
-------------------------------
Signature of Notary Public

(NOTARY STAMP OR SEAL)

                               ARTICLES OF MERGER
                                       OF
                                  NUCLEUS, INC.

Pursuant to the provisions of the General Corporation Law of the State of Nevada, the undersigned corporation hereby adopts the following articles of merger, providing for the merger into NUCLEUS, INC., a Nevada corporation, as the surviving corporation, of each of TELOS DISTRIBUTING, INC., a Colorado corporation, and YOUNG DATA SYSTEMS, INC., an Illinois corporation:

FIRST: A Plan of Merger (the "Plan") has been duly adopted providing for the merger of NUCLEUS, INC., a Nevada corporation, and TELOS DISTRIBUTING, INC., a Colorado corporation.

SECOND: The Plan has been adopted by each merging entity.

THIRD: Pursuant to 92A.130, approval of the Shareholders of NUCLEUS, INC., was not required.

FOURTH: Approval of the Shareholders of TELOS DISTRIBUTING, INC. was duly obtained.

FIFTH: The Articles of Incorporation of NUCLEUS, INC., as the surviving corporation, will not differ from its pre-merger Articles of Incorporation.

SIXTH: A copy of the complete executed Plan is on file at the place of business of Nucleus, Inc. located at 150 North Michigan Avenue, Suite 3610, Chicago, IL 60601 and will be furnished upon request at no cost to any party to the merger.

SEVENTH: The surviving corporation shall remain a corporation organized under the laws of the State of Nevada and the address of its principal office is 150 North Michigan Avenue, Suite 3610, Chicago, Illinois 60601.

EIGHTH: A Plan of Merger (the "Plan") has been duly adopted providing for the merger of NUCLEUS, INC., a Nevada corporation, and YOUNG DATA SYSTEMS, INC., an Illinois corporation.

NINTH: The Plan has been adopted by each merging entity.

TENTH: Pursuant to 92A.130 approval of the Shareholders of NUCLEUS, INC., as the surviving corporation, was not required.

ELEVENTH: The Plan was approved by unanimous written consent of the Shareholders of YOUNG DATA SYSTEMS, INC.

TWELFTH: The Articles of Incorporation of NUCLEUS, INC., as the surviving corporation, will not differ from its pre-merger Articles of Incorporation.

THIRTEENTH: A copy of the complete executed Plan is on file at the place of business of Nucleus, Inc. located at 150 North Michigan Avenue, Suite 3610, Chicago, IL 60601 and will be furnished upon request at no cost to any party to the merger.

FOURTEENTH: The surviving corporation shall remain a corporation organized under the laws of the State of Nevada and the address of its principal office is 150 North Michigan Avenue, Suite 3610, Chicago, Illinois 60601.

Dated: June 29, 1999
                                           NUCLEUS, INC., a Nevada corporation

                                           By: /s/ John Paulsen
                                               ---------------------------------
                                           Name: John Paulsen
                                                 -------------------------------
                                           Its: President


                                           By: /s/ J. Theodore Hartley
                                               ---------------------------------
                                           Name: J. Theodore Hartley
                                                 -------------------------------
                                           Its: Secretary

THE STATE OF ILLINOIS      )
                           )
COUNTY OF COOK             )

     On this 29th day of June, 1999, before me appeared John C. Paulsen and J. Theodore Hartley, to me personally known, who being by me duly sworn, did say that they are the President and Secretary of Nucleus, Inc., a Nevada Corporation and that said instrument was signed on behalf of said corporation by authority of its Board of Directors and said President and Secretary acknowledged said instrument to be the free act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year last above written.


                                                  /s/Flora R. Walsh
                                                  ------------------------------
                                                  Notary Public
My Commission Expires:

May 5, 2002
-----------

                               ARTICLES OF MERGER
                                       OF
                      INNOVATIVE TECHNOLOGY SOLUTIONS, INC.
                                      INTO
                                  NUCLEUS, INC.

Pursuant to the provisions of the Washington Business Corporation Act, the undersigned corporation hereby adopts the following articles of merger:

FIRST: A Plan of Merger (the "Plan") has been duly adopted providing for the merger of NUCLEUS, INC., a Nevada corporation, and INNOVATIVE TECHNOLOGY SOLUTIONS, INC., a Washington corporation, resulting in NUCLEUS, INC., a Nevada corporation, being the surviving entity.

SECOND: The Plan is attached hereto as Exhibit "A".

THIRD: Pursuant to 23B.11.030(7), the approval of the merger by the Shareholders of NUCLEUS, INC., the surviving corporation, was not required.

FOURTH: The approval of the Shareholders of INNOVATIVE TECHNOLOGY SOLUTIONS, INC., as required by 23B.11.030, was duly obtained by way of written consent of the Shareholders pursuant to 23B.07.040.

FIFTH: The surviving corporation is a foreign corporation organized under the laws of the State of Nevada and the address of its principal office is 150 North Michigan Avenue, Suite 3610, Chicago, Illinois 60601.

Dated: June 30, 1999
       -------

                                         NUCLEUS, INC., a Nevada corporation

                                         By:/s/John Paulsen
                                            -----------------------------------

                                         Its:  President

Subscribed and Sworn to
before me this 30th day of
June, 1999.
/s/Linda S. Mosley
------------------

ATTEST:

By: /s/ J. Theodore Hartley
    -----------------------

Its: Secretary
     ----------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                                  NUCLEUS, INC.

     NUCLEUS, INC., a Nevada corporation, f/k/a Applied Genetic Ventures, Inc. (the "Company") by its President and Secretary do hereby certify:

     The Directors of the Corporation passed a resolution declaring that the following changes and amendments to the Company's Articles of Incorporation are advisable; and

     At a meeting of the Shareholders of the Corporation, due notice having been given to all Shareholders entitled to vote in person or by proxy, a majority of such Shareholders of the Corporation entitled to vote, voted in favor of the following changes and amendment to the Company's Articles of
Incorporation:

     I.   That ARTICLE FOURTH be amended in its entirety to read as follows:

          FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Nine Hundred and Eight Million (908,000,000) divided into two classes as follows: Nine Hundred Million (900,000,000) of which shall be common stock, $0.001 par value per share ("Common Stock"), and Eight Million (8,000,000) which shall be preferred stock, no par value per share ("Preferred Stock").

          The designations, powers, references and rights, and the qualifications, limitations or restrictions of the above classes of stock are as follows:

          A.   CLASS I:  PREFERRED STOCK

               1. The Board of Directors is expressly authorized at any time, and from time to time, to issue shares of Preferred Stock in one or more series, and for such consideration as the Board of Directors may determine, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designation, preferences and relative, participating, option or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof, and as are not stated in this Certificate of Incorporation, or any amendment thereto. All shares of any one series shall be of equal rank and identical in all respects.

               2. No dividend shall be paid or declared on any particular series of Preferred Stock unless dividends shall be paid or declared pro rata on all shares of Preferred Stock at the time outstanding of each other series which ranks equally as to dividends with such particular series.

               3. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Class I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock. Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation, which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the corporation.

             4. Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the corporation, or which have been issued and reacquired in any manner, shall, upon compliance with any applicable provisions of the General Corporation Law of the State of Nevada have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

          B.   CLASS II:  COMMON STOCK

               1. Subject to preferential dividend rights, if any, applicable to shares of the Preferred Stock and subject to the applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for the Preferred Stock, the holder of the Common Stock shall be entitled to receive to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

               2. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

               3. Except as may be otherwise required by law or this Certificate of Incorporation, each holder of the Common Stock shall have one vote in respect of each share of stock held by him or her of record on the books of the corporation on all matters voted upon by the stockholders.

          C. 1995 RECLASSIFICATION. The following procedures being implemented in connection with the prior reclassification of the Corporation's Common Stock, such reclassification becoming effective as of the date voted upon by the Shareholders of the Corporation being March 24, 1995, reclassifying the Corporation's Common Stock, $.001 par value ("1995 Old Stock"), to Common Stock, $.10 par value ("1995 New Stock"):

              1. Immediately upon the vote thereon by the Shareholders of the Corporation, every fifty (50) shares of 1995 Old Stock issued and outstanding, and each share held in corporate treasury shall be converted into one (1) share of fully paid and non- assessable 1995 New Stock. The Corporation shall issue one (1) share of 1995 New Stock for every fifty
     (50) shares of 1995 Old Stock. There is no Shareholder who owns fewer than 50 shares of 1995 Old Stock. From and after the time the amendment becomes effective, certificates representing shares of 1995 Old Stock shall be deemed to represent shares of 1995 New Stock.

               2. No Shareholder shall be required to deliver the certificates representing their shares of the 1995 Old Stock outstanding immediately prior to the time the reclassification amendment becomes effective, which certificate shall continue to represent the 1995 New Stock.

          D. 1997 RECLASSIFICATION. The following procedures being implemented in connection with the prior reclassification of the Corporation's Common Stock, such reclassification becoming effective as of the date voted upon by the Shareholders of the Corporation being May 8, 1997, reclassifying the Corporation's Common Stock, $.001 par value ("1997 Old Stock"), to Common Stock, $.10 par value ("1997 New Stock"):

               1. Immediately upon the vote thereon by the Shareholders of the Corporation, every ten (10) shares of 1997 Old Stock issued and outstanding, and each share held in corporate treasury shall be converted into one (1) share of fully paid and non- assessable 1997 New Stock. The Corporation shall issue one (1) share of 1997 New Stock for every ten (10) shares of 1997 Old Stock. There is no Shareholder who owns fewer than 10 shares of 1997 Old Stock. From and after the time the amendment becomes effective, certificates representing shares of 1997 Old Stock shall be deemed to represent shares of 1997 New Stock.

               2. No Shareholder shall be required to deliver the certificates representing their shares of the 1997 Old Stock outstanding immediately prior to the time the reclassification amendment becomes effective, which certificate shall continue to represent the 1997 New Stock.

     II.  That ARTICLE TWELFTH be amended in its entirety to read as follows:

          TWELFTH. Each share of common stock shall be entitled to one vote at Shareholders meetings, either in person or by proxy. Cumulative voting in elections of directors and all other matters brought before Shareholders meetings, whether they be annual or special, shall not be permitted.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its President and its Secretary on August 18, 1999.

                                             NUCLEUS, INC., a
                                             Nevada corporation


                                             By:/s/John Paulsen
                                                --------------------------------
                                                        President


ATTEST:


By:/s/ J. Theodore Hartley
   ------------------------
         Secretary

STATE OF ILLINOIS   )
                    ) ss.
COUNTY OF COOK      )

     On the 18th day of August, 1999, before me, a Notary Public, personally appeared John C. Paulsen and J. Theodore Hartley, President and Secretary of Nucleus, Inc., a Nevada corporation, who acknowledged that they are the President and Secretary, respectively, of said corporation and that each executed the above instrument in such capacity on behalf of Nucleus, Inc.

                                                  /s/
                                                  -----------------------------
                                                         Notary Public

                                                  Commission expires: 8/20/02
                                                                      --------